UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

                                  June 22, 2005


                                SUPERCLICK, INC.
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                 (Name of Small Business Issuer in its charter)


               WASHINGTON                                 52-2219677
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    (State or other jurisdiction of            (IRS Employer Identification No.)
     incorporation or organization)

  4275 Executive Square Suite 215 La Jolla                  92037
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  (Address of principal executive offices)               (Zip Code)


           Issuer's Telephone Number                    (858) 518-1387
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              Issuer's Fax Number                       (858) 279-1799
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Item 2.02    Results of Operations and Financial Condition

On June 17, 2005, Superclick, Inc. (the "Company") filed its Quarterly Report on Form 10-QSB for the quarter ended April 30, 2005. Net Sales for the three months ended April 30, 2005 and 2004 was $735,934 and $324,768, respectively. Net Sales for the six months ended April 30, 2005 and 2004 was $2,095,667 and $616,190, respectively. The three and six month increase of $411,166 and $1,479,477 represents a 127% and 240% increase, respectively, on a year over year basis and is directly attributable to the successful signing of significant contracts and completing those installations. Continued successes in gaining market acceptance of our product offering contributed to winning additional competitive contracts with high profile customers.

Selling, General and Administrative expenses for the three months ended April 30, 2005 and 2004 were $849,451 and $514,847 respectively. Selling, General and Administrative expenses for the six months ended April 30, 2005 and 2004 were $1,450,841 and $750,346 respectively.

The three and six month increase of $334,604 and $700,495 represents a 65% and 93% increase, respectively, on a year over year basis and is the result of additional personnel costs required to fulfill the successfully acquired contracts. The increased costs resulted from adding personnel required to support the deployment, delivery, and installation of our product which drove the increased sales volume. Additionally, other associated cost increases were incurred for infrastructure such as office space, communications, etc. Since there were more installations covering a larger geographic area travel costs also increased.

Net loss for the three months ended April 30, 2005 and 2004 was $498,188 and $430,800, respectively. Net loss for the six months April 30, 2005 and 2004 were $636,567 and $543,451 respectively. The three and six month increase in net loss of $67,388 and $93,116 represents a 16% and 17% increase, respectively, on a year over year basis and is due to higher costs related to professional fees, increased office expense due to expansion into larger facilities to accommodate growth, compensation of additional personnel and the expensing of stock options with less offset from lower than expected quarter revenues.

As of the end of the period covered by this report, the Company's interim management has concluded that our internal controls over the revenue recognition of our accounting staff with respect to revenue recognition in conjunction with service contract revenue was deficient. Specifically, the deferral and amortization over the life of a contract was not performed. In addition, we identified that certain issued and outstanding options that permit "cashless exercise" should be subject to variable plan accounting treatment under applicable accounting standards. Accordingly, previously unrecognized compensation expense needed to be recognized as compensation expense in our previously issued financial statements under the Financial Accounting Standards Board's Interpretation 44, "Accounting for Certain Transactions involving Stock Compensation - an interpretation of APB Opinion No. 25" (Issue Date 3/00).

Our interim President and Principal Financial Officer have also identified certain additional deficiencies, including a lack of an appropriately rigorous system of policies and procedures for the internal review of financial reports, including inadequate staffing, training and expertise and improper accounting procedures for grants with "cashless exercise" provisions per Financial Accounting Standards Board's Interpretation 44, "Accounting for Certain Transactions involving Stock Compensation - an interpretation of APB Opinion No. 25". Our independent registered public accountants, Bedinger and Company have indicated that they considered these deficiencies to be material weaknesses as that term is defined under standards established by the Public Company Accounting Oversight Board (United States). These material weaknesses included the following: the ineffectiveness of a rule compliance checking procedure for SEC filings.


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In light of the above stated deficiencies and the material weaknesses in our internal controls, commencing in the third quarter of our 2005 fiscal year, we are beginning to undertake a review of our disclosure, financial information and internal controls and procedures. This review will include our efforts by our management and directors, as well as the use of additional outside resources. We are committed to addressing our control environment and reporting procedures.

Our management, including our interim Chief Executive Officer and Interim Principal Financial Officer, does not expect that disclosure controls or internal controls over financial reporting will prevent all errors or all instances of fraud, even as the same are improved to address any deficiencies. The design of any system of controls is based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions. A control system, no matter how well designed and operated, can provide only reasonable, not absolute, assurance that the control system's objectives will be met. Over time, controls may become inadequate because of changes in conditions or deterioration in the degree of compliance with policies and procedures. Further, the design of a control system must reflect the fact that there are resource constraints, and the benefits of controls must be considered relative to their costs. Because of the inherent limitation of a cost-effective control system, misstatements due to error and fraud may occur and not be detected.


Subsequent to the date of the evaluation referenced above, the Company recognized certain material weaknesses in its internal controls and procedures including a lack of appropriately rigorous system of policies and procedures for the internal review of financial reports, including inadequate staffing, training and expertise. In addition, the Company recognized improper accounting procedures for grants with "cashless" exercise provisions for Financial Accounting Standards Board's Interpretation 44, "Accounting for Certain Transactions involving Stock Compensation - an interpretation of APB Opinion No. 25".

We have rescinded our cashless exercise provision for all outstanding option grants pursuant to a resolution adopted by the Board of Directors of the Company on June 1, 2005. Thus we expect that variable accounting will no longer be required after the end of the Company's fiscal quarter ended July 31, 2005.

Item 9.01    Financial Statements and Exhibits

      (c)  Exhibits:

The following exhibit is furnished with this report on Form 8-K:

           99.1  Press Release dated June 17, 2005.



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                                   SIGNATURES


         Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        SUPERCLICK, INC.



Date: June 22, 2005                     By: /s/ Todd M. Pitcher
                                            ------------------------------------
                                            Todd M. Pitcher
                                            Interim Chief Financial Officer and
                                            Principal Accounting Officer